SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 25, 2011

BALQON CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-52337	33-0989901
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 240th Street, Harbor City, California	90710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (714) 836-6342

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                      ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On January 25, 2011, Balqon Corporation (the “Company”) entered into an agreement with Winston Global Energy, headquartered in Shenzhen China, under which Winston Global Energy agreed to purchase 300 electric drive systems from the Company at an aggregate purchase price of approximately $15.9 million (the “Purchase Order”).  Under the terms of the Purchase Order, the Company agreed to deliver the electric drive systems to Winston Global Energy by July 25, 2012.  Under the terms of the Purchase Order, the electric drive systems delivered pursuant to the Purchase Order are required to be 100 horse-power electric drive systems that are appropriate for integration into 14 to 30 passenger mini-busses.

The Chairman of the Company’s board of directors, Mr. Winston Chung, is President and CEO of Winston Global Energy.  Winston Global Energy is affiliated with Seven One Limited, an affiliate of the Company.  Except as disclosed in this Current Report on Form 8-K, there are no material relationships between the Company or its affiliates and Winston Global Energy.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALQON CORPORATION

Date: January 31, 2011	By:	/s/ BALWINDER SAMRA
Balwinder Samra, President and
Chief Executive Office

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